UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2023

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 9, 2023, FutureFuel Corp. (the “Company”) appointed Kyle Gaither, formerly the General Manager of the Company’s subsidiary FutureFuel Chemical Company (“FFCC”), as Chief Operations Officer (“COO”) of the Company. Prior to such appointment, Thomas McKinlay, the Company’s Chief Executive Officer, also served as the Company’s COO.

Mr. Gaither has worked for FFCC and its predecessor, Eastman Kodak Company, for over 30 years. Prior to being appointed General Manager in January 2018, he served as Superintendent of Operations and in various other management roles for FFCC. Mr. Gaither holds a Bachelor’s of Science degree in chemical engineering from the University of Arkansas.

In connection with his role, Mr. Gaither will receive an annual base salary of $250,000. He will be eligible to participate in the Company’s benefits and incentive programs generally available to the Company’s executive officers. There is no family relationship between Mr. Gaither and any other director or executive officer of the Company. There are no transactions between the Company and Mr. Gaither disclosable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP. By: /s/ Rose M. Sparks Rose M. Sparks, Chief Financial Officer Date: February 14, 2023